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                                                                   EXHIBIT 10.18


                              CONSULTING AGREEMENT

         This Agreement ("Agreement") is entered into as of the 19th day of November, 1996 ("Effective Date") by and between Excite, Inc., a California corporation located at 1091 N. Shoreline Boulevard, Mountain View, California 94043 ("Excite"), and Robert C. Hood ("Consultant").

                                    RECITALS

Consultant desires to perform, and Excite desires to have Consultant perform, consulting services as an independent contractor to Excite.

Therefore, the parties agree as follows:

1.       SERVICES PROVIDED TO EXCITE

         a) Consultant will perform the services (the "Services") described in Exhibit A (the "Project Description").

         b) Consultant will use his best efforts to perform the Services to achieve the results described in the Project Description and within the time limits stated therein.

         c) Because the Services are personal and unique, Consultant may not assign Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part without the prior written consent of Excite. Any attempted assignment or delegation without such consent will be void.

2.       PAYMENT TO CONSULTANT

         a) As sole compensation for the performance of the Services, Excite will pay Consultant the consulting rate stated in the Project Description in accordance with the terms set forth therein. Any reasonable and necessary expenses incurred by Consultant in performing the Services will be reimbursed by Excite, provided that all such expenses are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service, and provided further that all expenses exceeding one hundred dollars ($100) are subject to Excite's prior approval.

         b) Consultant will invoice Excite on a monthly basis for the number of hours spent and expenses incurred in performing the Services. Excite will pay each such invoice no later than thirty (30) days after receipt.

         c) Consultant will receive no royalty or other remuneration on the production or distribution of any products or services developed by Excite and/or Consultant in connection with or based upon the Services.

3.       TERM

                  The term of this Agreement will begin on the Effective Date and will end at the earlier of (i) Consultant's employment by Excite in a full time capacity or (ii) six (6) months later, unless at that time the Services are still being performed in a timely manner pursuant to a Project


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                  Description which specifies a later completion date, in which case the term of this Agreement will terminate on such completion date.

4.       RELATIONSHIP OF THE PARTIES

         a) Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, Excite, by contract or otherwise. Consultant will perform the Services under the general direction of Excite, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. Excite has no right or authority to control the manner or means by which the Services are accomplished.

         (b) Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify Excite and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Excite to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by Excite pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Excite's employees.

         c) Consultant will maintain adequate insurance to protect Consultant from: (i) claims under worker's compensation and state disability acts; (ii) claims for damages because of bodily injury, sickness, disease or death which arise out of any negligent act or omission of Consultant; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of Consultant.

5.       PROPERTY OF EXCITE

         a) For the purposes of this Agreement, "Designs and Materials" means all designs, discoveries, inventions, products, services, computer programs, procedures, improvements, developments, drawings, notes, documents, information and/or materials made, conceived and/or developed by Consultant alone and/or with others which result from or relate to the Services.

         b) Consultant hereby irrevocably transfers and assigns any and all of his right, title, and interest in and to Designs and Materials including, but not limited to, all copyrights, patent rights, trade secrets and trademarks, to Excite. Designs and Materials will be the sole property of Excite and Excite will have the sole right to determine the treatment of any Designs and Materials, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Excite deems appropriate.


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         c)       Consultant will: (i) disclose promptly in writing to Excite all Designs and Materials; (ii) cooperate with and assist Excite to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection for Designs and Materials in Excite's name as Excite deems appropriate; and (iii) otherwise treat all Designs and Materials as "Confidential Information," as defined below. These obligations to disclose, assist, execute and keep confidential will survive any expiration or termination of this Agreement.

         d) "Moral Rights" means any right to claim authorship of a work, any right to object to any distortion or other modification of a work and any similar right existing under the law of any country in the world or under any treaty. Consultant hereby irrevocably transfers and assigns to Excite any and all Moral Rights that Consultant may have in any Services and/or Designs and Materials. Consultant also hereby forever waives and agrees never to assert against Excite, its successors or licensees any and all Moral Rights Consultant may have in any Services and/or Designs and Material, even after expiration or termination of this Agreement.

6.       CONFIDENTIAL INFORMATION

         a) Consultant may acquire information and materials from Excite and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of Excite in connection with providing the Services. Consultant agrees that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of Excite (collectively "Confidential Information") whether or not the information is explicitly designated as "confidential" or "proprietary".

         b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) Consultant lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) Consultant knew prior to receiving such information from Excite.

         c) Consultant agrees (i) that he will not disclose to any third party or use any Confidential Information disclosed to Consultant by Excite except as expressly permitted in this Agreement and (ii) that he will take all reasonable measures to maintain the confidentiality of all Confidential Information in his possession or control, which will in no event be less than the measures Consultant uses to maintain the confidentiality of Consultant's own information of similar importance.

7.       INDEMNITY

                  Consultant will indemnify and, at Excite's option, defend Excite and hold it harmless from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from: (i) any action by a third party against Excite that is based on any claim that any Services performed under this Agreement, or their results, infringe a patent, copyright or other proprietary right or violate a trade secret and/or (ii) any action by a third party that is based on


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                  any negligent act or omission or willful conduct of Consultant which results in any bodily injury, sickness, disease or death, any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom, or any violation of any statute, ordinance, or regulation.

8.       TERMINATION AND EXPIRATION

         a) Either party may terminate this Agreement in the event of a breach by the other party of this Agreement if such breach continues uncured for a period of ten (10) days after written notice.

         b) Excite may terminate this Agreement at any time, for any reason or no reason, by written notice to Consultant.

         c) The election by Excite to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

         d) Upon the expiration or termination of this Agreement for any reason, each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Consultant of his obligations under Sections 4(b), 4(c), 5(c), 6, 7 or 10(c), nor will expiration or termination relieve Consultant or Excite from any liability arising from any breach of this Agreement.

         e) Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Excite of all Confidential Information, including but not limited to the Designs and Materials, in Consultant's possession and, at the expense of Consultant and in accordance with Excite's instructions, will promptly deliver to Excite all such Confidential Information.

9.       LIMITATION OF LIABILITY

                  IN NO EVENT SHALL EXCITE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF EXCITE HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

10.      COVENANTS, WARRANTIES AND REPRESENTATIONS

         a) Consultant will not during the term of this Agreement, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Excite.

         b) Consultant represents and warrants that Consultant is not under any pre-existing obligation inconsistent with the provisions of this Agreement.


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         c)       Because of the trade secret subject matter of Excite's
                  business, Consultant agrees that he will not solicit the services of any of the employees, consultants, suppliers or customers of Excite during the term of this Agreement and for six (6) months thereafter.

11.      DISPUTE RESOLUTION

         a) The parties agree that any breach of either of the parties' obligations regarding confidentiality (Section 6), exclusivity (Section 10(a)) and/or non-solicitation (Section 10(c)) would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding confidentiality (Section 6), exclusivity (Section 10(a)) and/or non-solicitation (Section 10(c)), the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this section only, the parties consent to venue in either the state courts of the county in which Excite has its principal place of business or the United States District Court for the Northern District of California.

         b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning confidentiality (Section 6), exclusivity (Section 10(a)) and/or non-solicitation (Section 10(c)), the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator for hearing in the county in which Excite has its principal place of business.

         c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning confidentiality (Section 6), exclusivity (Section 10(a)) and/or non-solicitation (Section 10(c)), cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration will be held in the county in which Excite has its principal place of business.

12.      GENERAL

         a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Consultant.

         b) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.


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         c)       No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

         d) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

         e) Severability. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

         f) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.



Consultant                                Excite, Inc.

By:  /s/ ROBERT C. HOOD                   By:  /s/ GEORGE BELL
     ------------------------------            ------------------------------

Name: Robert C. Hood                      Name: George Bell
     ------------------------------            ----------------------------

Date: 11-19-96                            Title: Pres. and CEO
     ------------------------------             ---------------------------

                                          Date: 11-19-96
                                               ----------------------------

911 Camille Lane                          1091 N.  Shoreline Boulevard
Alamo, California  94507                  Mountain View, California  94043
                                          415.943.1200 (voice)
                                          415.943.1299 (fax)


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                                    EXHIBIT A

                               PROJECT DESCRIPTION

Services

         General consulting services on an executive level regarding financial and administrative planning and organization and corporate financial strategies.

Compensation

         Two hundred thousand (200,000) options to purchase shares of the common stock of Excite, Inc. (the "Options"), at a price and conditions to be determined by the Compensation Committee of the Excite Board of Directors.


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